  Exhibit 5.1

August 26, 2021

Zivo Bioscience, Inc.
2804 Orchard Lake Rd., Suite 202
Keego Harbor, Michigan 48320

Re:
Form S-3 Registration Statement (as defined herein)

Ladies and Gentlemen:

We have acted as special Nevada counsel to Zivo Bioscience, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3, dated August 26, 2021 (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement, including the prospectus that is a part thereof, relates to the issuance and sale, from time to time, of the following securities of the Company, in such amounts, at such prices and on such terms to be determined at the time of the offering (the following, collectively, the “Securities”):

1.
Shares of the Company’s Common Stock, par value $0.001 per share (“Stock”); and

2.
Warrants to purchase shares of Stock (“Warrants”).

 For the purpose of rendering this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of such records, documents, instruments and certificates as, in our judgment, are necessary or appropriate to enable us to render the opinions set forth below, including, but not limited to, the following:

A. the Registration Statement, including the prospectus contained therein;

B. the Articles of Incorporation and Bylaws of the Company, each as amended to date (collectively, the “Governing Documents”); and

C. such corporate records and proceedings, minutes, consents, actions and resolutions of the board of directors as we have deemed necessary as a basis for the opinions expressed below.

Zivo Bioscience, Inc.
August 26, 2021

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Securities, all as referenced in the Registration Statement.  We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for the purposes of this opinion.  We have also obtained from officers and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of rendering this opinion.

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) no shares of Stock will be issued in violation or breach of, nor will such issuance result in a default under, any agreement or instrument that is binding upon the Company or any requirement or restriction imposed by any governmental or regulatory authority, body or agency; (ii)  the authorization, issuance and sale of the Securities, including, without limitation, all corporate action required with respect thereto, will be in compliance with applicable laws and the Governing Documents as in effect on the date or dates of such corporate action, issuance or sale; (iii) each natural person signing a document has or will have sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (v) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete; and (xi) at the time the shares of Stock are issued, there will be sufficient authorized but unissued Stock available to allow for such issuance.

Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the state of Nevada. We express no opinion concerning any securities law or rule.

Based on the foregoing, and in reliance thereon, we are of the opinion that:

1. When and to the extent (a) the board of directors of the Company or an authorized and duly formed committee thereof (collectively, the “Board of Directors”) has taken all necessary corporate action to authorize and approve the issuance and sale of Warrants (the “Offered Warrants”) (b) the Company has received payment in full of such consideration as has been fixed by the Board of Directors, the Offered Warrants will be duly authorized, validly issued, fully paid and non-assessable.

2. When and to the extent (a) the Board of Directors has taken all necessary corporate action to authorize and approve the issuance and sale of shares of Stock, including, without limitation, shares of Stock issuable upon the due and proper exercise of Warrants (collectively, the “Offered Stock”), (b) the stock certificates of the Company representing the shares of Offered Stock have been signed by an authorized officer of the Company or authorized transfer agent and registrar for the Offered Common Stock, and have been duly registered by such authorized transfer agent and registrar, and thereafter have been delivered to the subscribers for or purchasers of such Offered Stock; and (c) the Company has received payment in full, including, without limitation, by exchange or by payment of all exercise prices or pursuant to any deferred payment arrangements, of such consideration per share of Offered Stock as has been prescribed by any Warrant or as otherwise fixed by the Board of Directors, such shares of Offered Stock will be duly authorized, validly issued, fully paid and non-assessable.

Zivo Bioscience, Inc.
August 26, 2021

This opinion is issued in the State of Nevada. By issuing this opinion, Fennemore Craig, P.C. (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” We further consent to the incorporation by reference of this opinion and consent in any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Securities.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities.

Very truly yours, Fennemore Craig, P.C. /s/ Fennemore Craig, P.C. Craig Etem